                                                                    Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-78220 and 33-78222 of NSD Bancorp, Inc. on Form S-8 of our report dated January 23, 2001, appearing in this Annual Report on Form 10-K of NSD Bancorp, Inc. for the year ended December 31, 2000.


/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP


Pittsburgh, Pennsylvania
March 29, 2001